Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Amedica Corporation

Salt Lake City, Utah

We hereby consent to the incorporation by reference in Registration Statements on Form S-3 (Nos. 333-207289, 333-205545, and 333-214804), and Form S-8 (No. 333-194977) of Amedica Corporation (the Company) of our report dated March 29, 2018, relating to our audit of the financial statements, which appears in this Annual Report on Form 10-K of Amedica Corporation for the year ended December 31, 2017. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ Tanner LLC
Tanner LLC
Salt Lake City, Utah
March 29, 2018